EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON
SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the sale of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
1/12/20111	Sale	$4.9621	16498
1/13/20112	Sale	4.9306	12700
1/14/20113	Sale	4.9333	7439
1/18/20114	Sale	4.9062	1703
2/18/20115	Sale	4.7212	168577
2/22/20116	Sale	4.8111	65100
2/23/20117	Sale	4.7942	41570
2/24/20118	Sale	4.7934	84100
2/25/20119	Sale	4.8132	45371
2/28/201110	Sale	4.8056	13009
3/01/201111	Sale	4.859	25931
3/02/201112	Sale	4.8285	41896
3/03/201113	Sale	4.8548	31282

1 This transaction was executed in multiple trades at prices ranging from $4.94 - 4.98.
2 This transaction was executed in multiple trades at prices ranging from $4.90 - 4.98.
3 This transaction was executed in multiple trades at prices ranging from $4.90 - 4.95.
4 This transaction was executed in multiple trades at prices ranging from $4.90 - 4.93.
5 This transaction was executed in multiple trades at prices ranging from $4.50 - 4.85.
6 This transaction was executed in multiple trades at prices ranging from $4.77 - 4.85.
7 This transaction was executed in multiple trades at prices ranging from $4.75 - 4.82.
8 This transaction was executed in multiple trades at prices ranging from $4.77 - 4.82.
9 This transaction was executed in multiple trades at prices ranging from $4.80 - 4.84.
10 This transaction was executed in multiple trades at prices ranging from $4.80 - 4.82
11 This transaction was executed in multiple trades at prices ranging from $4.83 - 4.92.
12 This transaction was executed in multiple trades at prices ranging from $4.79 - 4.86.
13 This transaction was executed in multiple trades at prices ranging from $4.85 - 4.87.